EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made, entered into and effective as July 1, 2008 (the "Commencement Date"), between NexCen Franchise Management, Inc., a Delaware corporation (the "Company"), and Chris Dull, an individual (the "Employee").

WHEREAS, the Company has agreed to employ the Employee, and the Employee has agreed to be employed by the Company, pursuant and subject to the terms and conditions set forth herein, effective on the date set forth herein;

NOW, THEREFORE, in consideration of the covenants and promises contained herein, the compensation and benefits received by the Employee from the Company, and the access given by the Company to the Employee to the "Confidential Information," as that term is defined in paragraph 14 below, and to the Company's and its affiliates' clients and customers, and for other good and valuable consideration, the sufficiency of and receipt of which are hereby acknowledged by the Employee, the Company and the Employee agree as follows:

1. Term Of Employment. The Company offers to employ the Employee, and the Employee agrees be employed by the Company, in accordance with the terms and subject to the conditions of this Agreement, for a three-year period commencing on the Commencement Date, unless terminated prior thereto pursuant to paragraph 17, in which case the provisions of paragraph 17 shall govern. Unless terminated prior thereto pursuant to paragraph 17, on the first anniversary of the Commencement Date, and on each one-year anniversary thereafter, this Agreement shall automatically extend for an additional one-year term.

2. Position and Duties. During the Employee's employment with the Company, the Employee will serve in the position of President of the Company, and shall assume and perform, to the satisfaction of the Chief Executive Officer or Chief Operating Officer of NexCen Brands, Inc. (the "Parent") or any member of the Parent's senior management designated by the either the Parent's Chief Executive Officer or Chief Operating Officer for such purpose, the duties and responsibilities consistent with, such position, including, without limitation, overseeing the Company's franchising operations, pursuant to and in accordance with such policies as may be prescribed from time to time by the Parent's Board of Directors. The Company reserves the right to modify, from time to time, in its sole discretion, such policies, duties and responsibilities. The Employee shall report to the Parent's Chief Executive Officer or Chief Operating Officer or any member of the Parent's senior management designated by either the Parent's Chief Executive Officer or Chief Operating Officer.

3. No Conflicts.

a. During the Employee's employment with the Company, the Employee agrees to devote all of the Employee's working time, skill, energy and best business efforts to the Company and its business and customers. The Employee agrees that while the Employee is employed by the Company, the Employee shall not, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, member, principal, partner, shareholder, officer, director, agent, holder of financial interest, or any other

individual or representative capacity, in any individual proprietorship, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated association or government entity, whether on the Employee's own behalf or on behalf of any person or entity or otherwise howsoever directly or indirectly engage in, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the "Business of the Company." The "Business of the Company" is defined as the sale of quick-service restaurants (and whatever other concepts the Company becomes engaged in selling); the management and licensing of intellectual property associated with quick-service restaurants or footwear (and whatever other products the Company becomes engaged in selling); and the franchising of stores and other outlets for the sale of food products, footwear, apparel and accessories (and whatever other products the Company becomes engaged in selling). The Employee agrees that for so long as the Employee is employed by the Company, the Employee shall inform the Company of each and every business opportunity related to the business of the Company of which the Employee becomes aware, and that the Employee will not, directly or indirectly, exploit any such opportunity for the Employee's own account.

b. The Employee represents and wan-ants that the Employee has the full right and authority to enter into this Agreement and to render the services as required under this Agreement, and that by executing this Agreement the Employee is not breaching any contract or legal obligation the Employee owes to any third party. The Employee shall not enter into any agreement or business relationship or incur any obligations to any third party following the Commencement Date that may conflict with, or interfere with the Employee's abilities to perform, the Employees duties and responsibilities pursuant to this Agreement.

c. The Employee represents and warrants that he is not party to, and, during his employment with the Company agrees that he shall not enter into, any agreement or other transaction with any customer, client, franchisor, area developer or other person or entity in respect of which or from which Parent or its subsidiaries or affiliates shall derive revenues, profits or other income.

4. Hours of Work. The Employee's normal days and hours of work shall coincide with the Company's regular business hours. The nature of the Employee's employment with the Company requires flexibility in the days and hours that the Employee must work, and may necessitate that the Employee work on other or additional days and hours. The Company reserves the right to require the Employee, and the Employee agrees, to work during other or further days or hours than the Company's normal business hours.

5. Location. The locus of the Employee's employment with the Company shall be the Company's offices in Norcross, Georgia. The Company may, however, in its sole discretion, require the Employee to travel to and reside in, on a temporary or indefinite basis, in any other location in which the Company has offices. In that event, the Company shall provide the Employee with a moving allowance in accordance with Company policy.

6. Base Salary. The Company shall pay, and the Employee agrees to accept, in

consideration for the Employee's services, *pro rata* payments, as earned and consistent with the Company's then-existing payroll practices, of the annualized base salary of Three Hundred Eighteen Thousand One Hundred Fifty Dollars ($318,150.00) ("Base Salary"), less all applicable taxes and other appropriate deductions. The decision to increase the Employee's Base Salary, and the amount of any such increase, shall be within the Company's sole discretion.

7. Marble Slab Letter. The parties acknowledge that the Company assumed and fulfilled all obligations of Marble Slab, Inc. to Employee in accordance with that certain letter agreement dated March 30, 2006, and that no further obligations are owed by the Company under that letter agreement.

8. Bonus. The Employee may, in the sole discretion of the Company, be eligible to receive an annual bonus. The decision to award an annual bonus, and the amount of any such bonus, shall be within the sole discretion of the Company.

9. Stock Options. The Employee may be eligible to receive awards of options to purchase shares of Common Stock of Parent ("Stock Options") pursuant to and in accordance with the terms and conditions of the Parent's 2006 Long Term Equity Incentive Plan (the "Plan") and customary grant agreements. The decision to award Stock Options to the Employee, and the amount of any such award, shall be within the sole discretion of the Company and subject to approval by the Compensation Committee of the Board of Directors of the Parent. Notwithstanding the foregoing, in the event of the Employee's termination by the Company without Cause (as defined in paragraph 17(d)(ii) below), the Employee shall immediately be fully vested in all of the granted Stock Options. Except as provided in the preceding sentence, any unvested options shall be forfeited upon termination of this Agreement, and any options that are vested but unexercised upon termination shall be subject to the terms and conditions of the Plan. As of the Commencement Date, the Employee has been granted 85,000 Stock Options.

10. Paid Time Off. The Employee will be entitled to paid time off in accordance with the Company's standard benefits plan.

11. Other Benefits. The Employee will be eligible to participate in incentive, savings, retirement (401 (k)), and welfare benefit plans, including, without limitation, health, dental, life and disability insurance plans, in the same manner as the Company and any third-party benefit provider make such opportunities available to the Company's regular full-time employees (collectively, the "*Benefits*"); provided however that the Employee acknowledges that the Employee's participation in any opportunity for which the Employee is eligible may be determined by a third-party benefit provider in its sole discretion and the Company may revise the terms of any Benefits so long as such revision does not have a disproportionately negative impact on the Employee vis-à-vis other Company employees, to the extent applicable. In addition, during the employment term, the Employee will be reimbursed for reasonable automobile expenses, including, without limitation, auto payment, insurance, fuel and maintenance, not to exceed One Thousand Dollars ($1,000.00) per month. The Company may unilaterally implement changes to any such opportunities (including elimination of an opportunity(ies)) in the Company's sole discretion. Nothing contained in this paragraph 11 is

intended to be, or should be construed as, a promise or guarantee by the Company to provide any such benefits to Employee.

12. Employee's Compliance With Company Policies And The Law. The Employee shall comply fully with all Company policies, procedures and rules, as determined, promulgated and modified by the Company from time to time, including, without limitation, the Company's policies, procedures and rules prohibiting discrimination and harassment, and concerning email and Internet use, and the NexCen Insider Trading Policy and Procedures. The Company reserves the right to add, delete or modify any Company policy, procedure or rule in its respective sole discretion. The Employee shall also comply fully with all, and with all applicable U.S. federal, state and local laws, regulations and ordinances, including, without limitation the Sarbanes Oxley Act of 2002.

13. Company Property. At any time during the Employee's employment with the Company, upon demand, and following the termination of the Employee's employment with the Company for any reason without demand, the Employee shall deliver forthwith to the Company any and all Company property in the possession, custody or control of the Employee or the Employee's agents, including, without limitation, computers; hand-held communication or computing devices; keys; credit or charge cards; card keys; originals or copies of books, CD-ROMs, diskettes, tapes, documents and any other media of any kind, whether or not such Company Property contains or embodies Confidential Information, as that term is defined in paragraph 14 below. Alternatively, if directed by the Company in writing, the Employee shall destroy all such Company (including originals and copies thereof) and provide proof of such destruction to the reasonable satisfaction of the Company.

14. Confidential Information.

a. The Employee expressly acknowledges that, in the performance of his duties and responsibilities for the Company, the Employee has been and will be exposed to the trade secrets, business and/or financial secrets, confidential information and proprietary information of the Company, its affiliates and their customers ("Confidential Information"). The Employee further acknowledges that all Confidential Information is and shall remain the exclusive property of the Company, its affiliates and their customers.

b. Except as authorized in writing by the Company, (i) during the term of the Employee's employment with the Company and (ii) following the termination of the Employee's employment with the Company for any reason, until such time as any such Confidential Information becomes generally known to, and readily ascertainable by proper means (and not through any fault or action of the Employee or any other person that is subject to confidentiality obligations to the Company) to, persons outside the Company, the Employee shall keep strictly confidential and not directly or indirectly use, disclose, publish or otherwise make available, to any person or entity, for the Employee's own benefit or for the benefit of any person or entity, any Confidential Information. The Employee further agrees to use all reasonable precautions to protect the integrity and confidentiality of Confidential Information in the Employee's possession.

c. Confidential Information means, without limitation, information or material that has actual or potential commercial value to the Company and/or its customers and is not generally known to and is not readily ascertainable by proper means (and not through any fault of the Employee or any other person that is subject to confidentiality obligations to the Company and/or its clients) to, persons or entities outside the Company. Confidential Information includes, without limitation, the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, whether or not marked "trade secret" or "confidential" or any similar legend, and whether or not it was prepared or developed by the Employee: (i) lists of and/or information or data (including identity) concerning customers, suppliers, employees, licensees, franchisees consultants, and/or co-venturers of the Company and/or its customers; (ii) information or data submitted to the Company by customers, suppliers, employees, licensees, franchisees consultants and/or co-venturers of the Company; iii) information concerning the business of the Company or its customers, licensees or franchisees including, without limitation, cost information, profits, sales information, prices, commission rates, billings, accounting, unpublished financial information, business plans or proposals, markets and marketing methods, product and marketing plans, advertising and marketing strategies, administrative procedures and manuals, terms and conditions of contracts, trademarks and patents (including those under consideration), patent applications, distribution channels, franchises, licenses investors, sponsors and advertisers; (iv) technical information concerning products and services of the Company or its customers, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, drawings, plans, diagrams, manuals, notebooks, formulae, inventions, product development and research and development activities; (v) lists of and/or information concerning applicants, candidates or other prospects for employment, independent contractor or consultant positions at the Company or its customers licensees or franchisees; (vi) any and all confidential processes, inventions, works in progress or methods of conducting business of the Company or its customers licensees or franchisees; (vii) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings and documentation of the Company or its customers licensees or franchisees; (viii) any other information disclosed to the Employee by, or which the Employee obtained under a duty of confidence from, the Company or its customers licensees or franchisees; and (ix) all other information not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect the business of the Company or its customers licensees or franchisees. The determination of what constitutes Confidential Information is within the sole discretion of the Company.

d. With respect to information or data concerning the customers, licensees or franchisees of the Company, the Employee acknowledges that any unauthorized access, use, or disclosure of such client data may violate federal or state and local privacy and related laws.

e. The Employee affirms that the Employee does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of the Employee's prior employer(s) in providing services to the Company.

f. Under no circumstances shall the Employee remove from the offices of the Company any originals or copies of Confidential Information without the written permission of

the Company; nor shall the Employee make any copies of any Confidential Information for use outside of the offices of the Company, except as specifically authorized in writing by the Company.

15. Non-Competition And Non-Solicitation.

a. The Employee agrees and acknowledges that the Confidential Information and the Company's and its affiliates' relationships with their clients and customers are extremely valuable to the Company and its affiliates, and that their protection and maintenance constitute a legitimate business interest of Company and its affiliates to be protected by the non-competition and non-solicitation restrictions set forth in below. The Employee further acknowledges and agrees that, as a result of his highly-placed position in the Company, he has been exposed and will be exposed, and has been and will be provided substantial access to, the Confidential Information and to the Company's and its affiliates' clients and customers. The Employee further acknowledges and agrees that the Business of the Company is highly competitive in nature. The Employee further acknowledges and agrees that it would cause drastic and irreparable harm to the Company were the Employee to utilize or disclose any of the Confidential Information to compete with the Company or its affiliates or to solicit the Company's or its affiliates customers, employees or consultants. The Employee further agrees and acknowledges that the non-competition and non-solicitation restrictions set forth in this Agreement are reasonable and necessary to protect the above-described legitimate interests of the Company and its affiliates and do not impose undue hardship or burdens on the Employee. The Employee further agrees and acknowledges that the goods and services developed or provided by the Company and its affiliates are intended to be sold and/or provided to customers in and throughout the world (the "Territory"), and that the Territory, scope of prohibited solicitation and time duration set forth in the non-competition and non-solicitation restrictions set forth herein are reasonable and necessary to maintain the value of the Confidential Information, and to protect the goodwill and other legitimate business interests, of the Company and its affiliates.

b. The Employee hereby agrees and covenants that he shall not, within the Territory, during the Employee's employment with the Company and for a period of six (6) months following the termination by the Company of this Agreement and the Employee's employment with the Company without Cause (as defined below) or one (1) year following the termination of this Agreement and the Employee's employment with the Company for any other reason, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, member, principal, partner, shareholder, officer, director, agent, holder of financial interest, or any other individual or representative capacity, in any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated association or government entity, whether on the Employee's own behalf or on behalf of any person or entity or otherwise howsoever:

(i) directly or indirectly engage in, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Business of the Company, except as otherwise authorized in writing by the Chief Executive Officer of Parent.

(ii) directly or indirectly recruit, hire, induce, contact, entice, divert or solicit; attempt to recruit, hire, induce, contact, entice, divert or solicit; or cause to be recruited, hired, induced, contacted, enticed, diverted or solicited, any employee, consultant or independent contractor of the Company or its affiliates to leave the employment or other relationship with the Company or its affiliates for any reason, including, without limitation, for the purposes of providing services to another person or entity, whether or not any such employee, consultant or independent contractor is party to an employment agreement, consulting agreement, independent contractor agreement or other agreement.

(iii) directly or indirectly contact, call on, induce, divert, entice, take away or solicit; attempt to contact, call on, induce, divert, entice take away or solicit; or cause to be contacted, called on, induced, diverted, enticed, taken away or solicited, any client or customer of the Company or its affiliates, or any business or patronage enjoyed by the Company or its affiliates, with whom or with which the Employee was involved or had a relationship, or whose identity became known to the Employee, during or as a result of the Employee's employment with Company.

c. In the event of a violation of any of the restrictive covenants set forth in paragraph 15 of this Agreement, if the Employee is prevented by a court or arbitrator from committing any further violation, whether by a temporary restraining order, injunction or otherwise, the time periods set forth in paragraph 15 of this Agreement shall be computed by commencing the periods on the date of the applicable court or arbitrators' order and continuing them from that date for the full period provided.

d. The parties acknowledge that this Agreement would not have been entered into, that the benefits described in this Agreement would not have been promised to the Employee by the Company, in the absence of the Employee's covenants and promises set forth in paragraph 15 of this Agreement.

16. Remedies. The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Employee and his agents, for the Employee's or his agent's threatened or actual breach of paragraphs 14 or 15 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of paragraphs 14 or 15 of this Agreement. The Employee and the Company agree that any pursuit of equitable relief in respect paragraphs 14 or 15 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of paragraph 17 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach of paragraphs 14 or 15 of this Agreement, including the recovery of damages.

17. Termination of Employment.

a. Death. Notwithstanding anything to the contrary contained herein, in the event that, at any time during the Employee's employment with the Company, the Employee shall die, this Agreement and the Employee's employment with the Company shall automatically terminate

on the date of the Employee's death, and the Company shall have no further obligations or liability to the Employee or the Employee's heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Employee's heirs, administrators or executors any earned but unpaid Base Salary through the date of death.

b. Disability. Notwithstanding anything to the contrary contained herein, in the event that, at any time during the Employee's employment with the Company, the Employee shall be prevented from performing the Employee's duties and responsibilities here under to the full extent required by the Company by reason of illness, injury or incapacity, with or without reasonable accommodation that does not impose undue hardship on the Company, for a period of not less than ninety (90) consecutive days or for an aggregate of one hundred and twenty (120) days during any consecutive period of twelve (12) months ("Disability"), then the Company, in its sole discretion, may terminate this Agreement and the Employee's employment with the Company with immediate effect by providing written notice to the Employee. In that event, the Company shall thereafter have no further obligations or liability to the Employee with respect to compensation and benefits thereafter, except for the obligation to pay to the Employee any earned but unpaid Base Salary through the Employee's last date of employment with the Company.

c. Termination By The Company Without "Cause." Notwithstanding anything to the contrary contained herein, the Company is entitled to terminate this Agreement and the Employee's employment with the Company at any time during the Employee's employment with the Company, for any reason or for no reason, without "Cause," as that term is defined in paragraph 17(d)(ii) herein below, without any prior notice, with immediate effect. In that event, the Company shall thereafter have no further obligations or liability to the Employee with respect to compensation and benefits thereafter, except for the obligation to provide to the Employee (i) any earned but unpaid Base Salary through the Employee's last date of employment with the Company; (ii) twelve (12) months base pay if terminated without "Cause"; and (iii) participation in the Company's group medical plan on the same basis as the Employee previously participated or payment of, or reimbursement for, COBRA premiums (or, if COBRA coverage is not available, reimbursement of premiums paid for other medical insurance in an amount not to exceed the COBRA premium) for a twelve (12) month period following the Employee's termination of employment; *provided* that if the Employee is provided with health insurance coverage by a successor employer, any such coverage by the Company shall cease . The Company and the Employee agree that the severance described in paragraphs 17(c)(ii) and (iii) is the result of their intent to fix a sum certain amount of liquidated damages arising from the Employee's termination without "Cause," and agree that the severance amount is a reasonable pre-estimate of the Employee's probable loss arising from the Company's termination of the Employee without "Cause," and that such liquidated damages are not a penalty. The Employee's entitlement to the severance benefits described in paragraphs 17(c)(ii) and (iii) is conditional upon the Employee's execution before a notary public, delivery to the Company, and non-revocation of a Separation Agreement and General Release in a form acceptable to the Company

d. Termination By The Company For "Cause."

(i) Notwithstanding anything to the contrary contained herein, the Company may terminate the Employee's employment with the Company And this Agreement at any time during the Employee's employment with the Company with immediate effect for "Cause" upon written notice to the Employee. In that event, the Company shall thereafter have no further obligations or liability to the Employee with respect to compensation and benefits thereafter, except for the obligation to pay to the Employee (a) any earned but unpaid Base Salary; and (b) any unused and unforfeited vacation accrued through the Employee's last date of employment with the Company.

(ii) For purposes of this Agreement, "Cause" shall mean (a) the continuing failure by the Employee to render services to the Company in accordance with his assigned duties and responsibilities under this Agreement (other than any such failure resulting from the Employee's Disability) that is not cured within ten (10) days after the Employee's receipt of notice thereof (except that no opportunity for cure shall be permitted for failures previously cured); (b) willful misconduct or gross negligence of the Employee in the performance of his duties and responsibilities for the Company under this Agreement; (c) the Employee's conviction of, or plea of guilty or *nolo contendre* to, a felony or other crime of moral turpitude, whether or not committed in the course of performing his duties for the Company; (d) the Employee's imprisonment; (e) the Employee's disloyalty, deliberate dishonesty, breach of fiduciary duty or material breach of the terms of this Agreement; (f) the commission by the Employee of embezzlement, theft or any other fraudulent act or omission; (g) the commission by the Employee of any act or omission in deliberate disregard of the rules or policies of the Company, including, without limitation, the NexCen Insider Trading Policy and Procedures; (h) the violation by the Employee of any provision of paragraph 14 or paragraph 15 of this Agreement; or (i) reporting to work or working for the Company under the influence of alcohol or illegal drugs.

e. Termination By The Employee. Notwithstanding anything to the contrary contained herein, the Employee is entitled to terminate this Agreement and the Employee's employment with the Company at any time during the Employee's employment with the Company, for any reason or for no reason, by providing two (2) months' prior written notice to the Company, provided however, that the Company may, in its sole discretion, elect to accept the Employee's termination with immediate effect. In the event that the Employee terminates this Agreement and his employment with the Company, whether or not the Company elects to accept the Employee's termination with immediate effect, the Company shall thereafter have no further obligations or liability to the Employee with respect to compensation and benefits thereafter, except for the obligation to pay to the Employee (i) any earned but unpaid Base Salary; and (ii) any unused and unforfeited vacation accrued through the Employee's last date of employment with the Company.

f. Deductions. In respect of all payments to the Employee or to his heirs, administrators or executors described in this paragraph 17, the Company shall deduct all applicable federal, state and local taxes, including income tax, FICA and FUTA, and other appropriate deductions.

18. Dispute Resolution. Subject to paragraph 16 above, the Employee and the

Company agree that any and all disputes, controversies or claims, whether based on contract, tort, discrimination, harassment, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Employee's employment with the Company or this Agreement (including, without limitation, the termination or cessation of this Agreement or the Employee's employment with the Company), shall be resolved exclusively through final and binding arbitration under the auspices of the American Arbitration Association ("AAA"). The arbitration shall be held in the Borough of Manhattan, New York, New York. The arbitration shall be conducted by three arbitrators who are members of the AAA, unless the parties mutually agree otherwise. The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them. The arbitrators may grant any relief authorized by law for any properly established claim. The costs of the arbitration shall be borne by the Company. The interpretation and enforceability of this paragraph of this Agreement shall be governed and construed in accordance with the United States Federal Arbitration Act, 9. U.S.C. §1, *et seq.* More specifically, the parties agree to submit to binding arbitration of any and all claims for unpaid salary, bonuses, benefits, commissions or other benefits; and any and all claims for alleged discrimination, harassment, or retaliation arising under any federal, state or local statute, regulation, ordinance or rule (as amended), including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the National Labor Relations Act, the Age Discrimination in Employment Act (as amended by the Older Workers' Benefits Protection Act), the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Immigration Reform and Control Act, the Sarbanes-Oxley Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Family and Medical Leave Act, the Fair Labor Standards Act, the New York State Employee Law, the New York State Human Rights Law, the New York City Human Rights Law, the Administrative Code of the City of New York or the New York State Labor Law; and any common law claims, claims for breach of contract, or claims for declaratory relief. The Employee acknowledges that the purpose and effect of this paragraph is solely to elect private arbitration in lieu of any judicial proceeding the Employee might otherwise have available in the event of a dispute between the Employee and the Company. Therefore, the Employee hereby waives the right to have any such dispute heard by a court or jury, as the case may be, and agrees that the exclusive procedure to redress any and all claims and disputes will be arbitration.

19. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed via United States certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

If to the Company:

NexCen Brands, Inc.
1330 Avenue of the Americas, 34th Floor

New York, New York 10019
Attention: General Counsel

If to the Employee:

Chris Dull
c/o NexCen Franchise Management
1346 Oakbrook Drive
Suite 170
Norcross, GA 30093

20. Miscellaneous.

a. Telephones, stationery, postage, e-mail, the internet and other resources made available to the Employee by the Company, are solely for the furtherance of the Company business.

b. All construction and interpretation of this Agreement shall be governed by and construed in accord with the internal laws of the State of New York, without giving effect to that State's principles of conflicts of law.

c. The Employee and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

d. Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

e. The Employee and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either patty deems necessary. The Employee affirms that the Employee is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, and has read and fully understands this Agreement's meaning and legally binding effect. The Employee further affirms that, prior to assenting to the terms of this Agreement, the Employee had been provided with a reasonable time to review it, consult with counsel of the Employee's own choice, and to negotiate at arm's length with the Company as to the contents of the Agreement. The Employee further affirms that the provisions in this Agreement represent accurately the expression of the parties' mutual intent, and that the Employee has entered into this Agreement freely and voluntarily and without pressure or coercion from anyone. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by either party in entering into this Agreement.

f. The Company and the Employee agree that the Employee's obligations to the Company during the Employee's employment with the Company, as well as any other obligation of the Employee under this Agreement, may be assigned to any successor in interest to the Company or any division or affiliate of the Company in its sole discretion and without additional consideration or prior notice to the Employee, but that nothing requires the Company to do so. The Employee's obligations under this Agreement are personal in nature and may not be assigned by the Employee to any other person or entity.

g. The Company and the Employee acknowledge and agree that future alterations to the Employee's work hours, working title, management or supervisory responsibilities, number of subordinate employees, sales or promotional budgets, reporting relationships within the Company, management responsibilities or duties, or similar changes or alterations may occur periodically during the Employee's employment with the Company. The Company and the Employee agree that the Company, in its sole discretion, may implement such alterations or adjustments for any or no reason and that any such action shall not constitute a breach of this Agreement so long as the Company continues to perform its remaining obligations as provided by this Agreement.

h. This Agreement constitutes the entire agreement between the parties regarding its subject matter. Following the Commencement Date, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement, including, without limitation, the Prior Employment Agreement. In any future construction of this Agreement, this Agreement should be given their plain meaning. This Agreement may be amended only by a writing signed by the Company and the Employee.

i. This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

THE EMPLOYEE STATES THAT THE EMPLOYEE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AND HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF.

UNDERSTOOD, AGREED, AND ACCEPTED:

CHRIS DULL

Date: July 2, 2008

NEXCEN FRANCHISE BRANDS, INC.

By: ____________________

Name: Kenneth J. Hall
Date: July 1, 2008

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